POWER OF ATTORNEY
Allianz Life Insurance Company of North America
        Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg and Erik T. Nelson and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed under the registration listed below that has been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Variable Account B                                                           33 Act No.
 Retirement Pro II N-4 Registration                                                                Pending

Signature                                                           Title                                                                                    Date

/s/ Gary C. Bhojwani                                                                                                                                   04/11/2012
Chairman of the Board
Gary C. Bhojwani

/s/ Walter R. White                                                                                                                                     04/03/2012
Director, President and Chief Executive Officer
Walter R. White

/s/ Giulio Terzariol                                                                                                                                      04/11/2012
Director, Senior Vice President
Giulio Terzariol                                                   and Chief Financial Officer

/s/ Michael P. Sullivan                                                                                                                              04/06/2012
          Director
Michael P. Sullivan

/s/ Dale E. Lauer                                                                                                                                        04/02/2012
         Director
Dale E. Lauer

/s/ Marna C. Whittington                                                                                                                        04/04/2012
Director
Marna Whittington